EXHIBIT  21.01
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                 LIST OF SUBSIDIARIES OF DEER VALLEY CORPORATION
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1.     Deer Valley Homebuilders, Inc., organized under the laws of Alabama, a wholly-owned subsidiary of Deer Valley Corporation.

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